Exhibit 32.1

Certification of the Chairman of the Board and President
Pursuant to
Pursuant to 18 U.S.C. Section, as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

I, Gary L. Martin, Chairman of the Board and President of Capital Southwest Corporation, certify that, to my knowledge:

1.
The Form 10-Q for the quarter ended December 31, 2012, filed with the Securities and Exchange Commission on February 7, 2013 (“accompanied report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the accompanied report fairly presents, in all material respects, the consolidated financial condition and results of operations of Capital Southwest Corporation.

Date: February 7, 2013	By:	/s/ Gary L. Martin
Gary L. Martin
Chairman of the Board and President